
   <ARTICLE>                     5
   <LEGEND>                      This schedule contains summary financial
                                 information extracted from the Newell
                                 Co. and Subsidiaries Consolidated
                                 Balance Sheets and Statements of Income
                                 and is qualified in its entirety by
                                 reference to such financial statements.
   <MULTIPLIER>                  1,000

   <PERIOD-TYPE>                 3-MOS
   <FISCAL-YEAR-END>             DEC-31-1998
   <PERIOD-END>                  JUN-30-1998
   <CASH>                        62,283
   <SECURITIES>                  6,139
   <RECEIVABLES>                 629,960
   <ALLOWANCES>                  (20,912) <F1>
   <INVENTORY>                   696,440
   <CURRENT-ASSETS>              1,662,627
   <PP&E>                        1,279,143 <F2>
   <DEPRECIATION>                (515,344) <F2>
   <TOTAL-ASSETS>                4,251,295
   <CURRENT-LIABILITIES>         909,083
   <BONDS>                       770,172
   <PREFERRED-MANDATORY>         500,000
   <PREFERRED>                   0
   <COMMON>                      162,592
   <OTHER-SE>                    1,659,728
   <TOTAL-LIABILITY-AND-EQUITY>  4,251,295
   <SALES>                       1,693,229
   <TOTAL-REVENUES>              538,325
   <CGS>                         1,154,904
   <TOTAL-COSTS>                 1,456,157
   <OTHER-EXPENSES>              (156,371)
   <LOSS-PROVISION>              2,456     <F1>
   <INTEREST-EXPENSE>            23,984
   <INCOME-PRETAX>               393,443
   <INCOME-TAX>                  155,803
   <INCOME-CONTINUING>           237,640
   <DISCONTINUED>                0
   <EXTRAORDINARY>               0
   <CHANGES>                     0
   <NET-INCOME>                  237,640
   <EPS-PRIMARY>                 1.46
   <EPS-DILUTED>                 1.42

   <F1> Allowances for doubtful accounts are reported as contra accounts to accounts receivable. The corporate reserve for bad debts is a







    percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
    <F2> See note 5 to consolidated financial statements.












































